EXHIBIT 99.1
Press Release

Clean Harbors Announces First-Quarter 2024 Financial Results

•Posts 5% Q1 Revenue Increase to $1.38 Billion, Led by 10% Growth in Environmental Services
•Generates Q1 Net Income of $69.8 Million, or EPS of $1.29
•Achieves 7% Growth in Q1 Adjusted EBITDA to $230.1 Million with Margin of 16.7%
•Raises Full-Year 2024 Adjusted EBITDA Guidance and Maintains Adjusted Free Cash Flow Guidance

NORWELL, Mass. – May 1, 2024 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2024.
“Strong demand for our services resulted in a better-than-expected performance in the first quarter,” said Mike Battles, Co-Chief Executive Officer. “We delivered record Q1 Adjusted EBITDA, driving year-over-year margin improvement. Our Environmental Services (ES) segment once again led the way. ES continues to benefit from a growing interest in our broad array of services, high-value disposal and recycling waste streams, pricing execution and an expanding project pipeline, fueled by customer demand. Although the Safety-Kleen Sustainability Solutions (SKSS) segment started slowly in Q1, recent improvements in base oil pricing and ongoing initiatives are encouraging. As always, safety is our first priority. We achieved a good start to the year with a first-quarter Total Recordable Incident Rate (TRIR) of 0.69.”
First-Quarter Results
Revenues grew 5% to $1.38 billion compared with $1.31 billion in the same period of 2023. Income from operations increased to $125.5 million compared with $121.0 million in the first quarter of 2023.
Net income was $69.8 million, or $1.29 per diluted share compared with $72.4 million, or $1.33 per diluted share, for the same period in 2023, and $74.1 million, or $1.36 per diluted share on an adjusted basis in the prior year period. (See reconciliation tables below).
Adjusted EBITDA (see description below) grew 7% to $230.1 million compared with $215.1 million in the same period of 2023.
Q1 2024 Segment Review
“Our ES segment delivered a 16% increase in Adjusted EBITDA and a 130-basis point margin improvement year-over-year on 10% revenue growth,” said Eric Gerstenberg, Co-Chief Executive Officer. “All of our ES businesses grew revenue from a year ago, led by Technical Services with growth of 11%. While incineration utilization came in as expected at 79%, average incineration price was up 6% reflecting pricing actions and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com higher-value waste streams into our network. Although landfill tonnage was down modestly from a year ago due to weather-related impacts on the West Coast, average price per ton increased 16% on healthy drum volumes and base business. Safety-Kleen Environmental Services continued its strong performance with revenue growth of 9%. On a mix of organic growth and contributions from acquisitions, our Industrial Services and Field Services grew 7% and 10%, respectively, as demand remained robust.”
“In SKSS, the year began with a challenging demand and pricing environment for both base oil and lubricants, particularly for non-contracted volumes,” said Battles. “Demand recovered late in Q1 and prices began an upward trajectory as we exited the quarter. Additionally, we continued to work hard to reduce our waste oil collection costs to help offset pricing weakness. In Q1, we collected 55 million gallons of waste oil – averaging a net charge-for-oil compared with a net pay-for-oil in the prior-year period. We also increased our blended sales volumes by 36% in the quarter as we continue to shift toward more value-added products. Along those lines, we recently partnered with Castrol on its nationwide MoreCircular program, a lower carbon footprint offering. MoreCircular, which uses our re-refined base oils, will also rely on Safety-Kleen to collect their customers’ waste oil.”
Business Outlook and Financial Guidance
“Underlying market conditions, such as reshoring and the regulatory environment, are driving favorable demand for our services, which should allow us to build on our ES momentum in the coming quarters,” Gerstenberg said. “Our disposal and recycling network continues to see strong volumes and a healthy backlog, particularly within incineration. Our Kimball, Nebraska incinerator is quickly approaching commercial launch later this year, adding much-anticipated capacity. The pipeline of potential remediation projects is expanding, particularly in light of emerging PFAS regulations and newly released infrastructure funds.
“The Safety-Kleen Environmental Services business is expected to deliver another year of solid profitable growth in 2024,” Gerstenberg continued. “Within Industrial Services, we are seeing a strong start to the Spring turnaround season as we intensify our focus on margin enhancement through a variety of initiatives. The addition of HEPACO to Field Services provides a strategic platform for growth. We anticipate significant cross-selling and synergy savings from this transaction, especially as we leverage our network of branch offices to internalize work generated by HEPACO’s national call center.”
“Within SKSS, we are encouraged by the recent improvement of the base oil pricing environment as the industry prepares for the start of the summer driving season. Looking ahead, we are actively pursuing our strategy of stabilizing the performance of this business while growing its profitability. Full-time Group III production at one of our re-refineries began in Q1. Our investments in expanding our value-added products, such as blended lubricants, are also beginning to yield results. And the recent partnership agreement with Castrol on a closed loop offering will further that stabilization strategy,” Battles concluded. “Overall, with the completion of the HEPACO acquisition and the trends we are seeing in organic growth, we are confident in our ability to achieve our 2024 growth goals in both operating segments as we work toward realizing our Vision 2027 strategy.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

In the second quarter of 2024, Clean Harbors expects Adjusted EBITDA to grow 7% to 8% from the second quarter of 2023. For full-year 2024, Clean Harbors expects:
•Adjusted EBITDA in the range of $1.1 billion to $1.15 billion or a midpoint of $1.125 billion, which represents 11% growth year-over-year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $376 million to $419 million.
•Adjusted free cash flow in the range of $340 million to $400 million, or a midpoint of $370 million, which includes approximately $65 million of spending related to the Kimball incinerator and $20 million for its Baltimore expansion. This range is based on anticipated net cash from operating activities in the range of $740 million to $830 million.
Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2024 and 2023 (in thousands, except percentages):

	Three Months Ended
	March 31, 2024	March 31, 2023
Net income	$69,832	$72,401
Accretion of environmental liabilities	3,217	3,407
Stock-based compensation	6,338	6,018
Depreciation and amortization	95,065	84,758
Other expense (income), net	1,141	(116)
Loss on early extinguishment of debt	—	2,362
Interest expense, net of interest income	28,539	20,632
Provision for income taxes	25,963	25,676
Adjusted EBITDA	$230,095	$215,138
Adjusted EBITDA Margin	16.7%	16.5%
This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt and the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following table shows the
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three months ended March 31, 2024 and 2023 (in thousands, except per share amounts):

	Three Months Ended
	March 31, 2024	March 31, 2023
Adjusted net income
Net income	$69,832	$72,401
Loss on early extinguishment of debt	—	2,362
Tax-related valuation allowances and other*	—	(653)
Adjusted net income	$69,832	$74,110

Adjusted earnings per share
Earnings per share	$1.29	$1.33
Loss on early extinguishment of debt	—	0.04
Tax-related valuation allowances and other*	—	(0.01)
Adjusted earnings per share	$1.29	$1.36
* Other amounts include ($0.7) million or ($0.01) per share of tax impacts from the loss on early extinguishment of debt for the three months ended March 31, 2023.

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three months ended March 31, 2024 and 2023 (in thousands):

	Three Months Ended
	March 31, 2024	March 31, 2023
Adjusted free cash flow
Net cash from operating activities	$18,549	$28,008
Additions to property, plant and equipment	(137,913)	(81,686)
Proceeds from sale and disposal of fixed assets	1,008	1,855
Adjusted free cash flow	$(118,356)	$(51,823)
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2024
Projected GAAP net income	$376	to	$419
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	27	to	30
Depreciation and amortization	400	to	390
Interest expense, net	145	to	140
Provision for income taxes	137	to	157
Projected Adjusted EBITDA	$1,100	to	$1,150
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net cash from operating activities	$740	to	$830
Additions to property, plant and equipment	(410)	to	(440)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$340	to	$400
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the impact of the HEPACO acquisition and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues	$1,376,695	$1,307,387
Cost of revenues: (exclusive of items shown separately below)	971,070	931,514
Selling, general and administrative expenses	181,868	166,753
Accretion of environmental liabilities	3,217	3,407
Depreciation and amortization	95,065	84,758
Income from operations	125,475	120,955
Other (expense) income, net	(1,141)	116
Loss on early extinguishment of debt	—	(2,362)
Interest expense, net	(28,539)	(20,632)
Income before provision for income taxes	95,795	98,077
Provision for income taxes	25,963	25,676
Net income	$69,832	$72,401
Earnings per share:
Basic	$1.29	$1.34
Diluted	$1.29	$1.33
Shares used to compute earnings per share - Basic	53,930	54,076
Shares used to compute earnings per share - Diluted	54,213	54,404

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$337,825	$444,698
Short-term marketable securities	104,811	106,101
Accounts receivable, net	1,039,763	983,111
Unbilled accounts receivable	165,592	107,859
Inventories and supplies	354,310	327,511
Prepaid expenses and other current assets	103,495	82,939
Total current assets	2,105,796	2,052,219
Property, plant and equipment, net	2,330,484	2,193,318
Other assets:
Operating lease right-of-use assets	206,577	187,060
Goodwill	1,487,821	1,287,736
Permits and other intangibles, net	739,975	602,797
Other long-term assets	69,170	59,739
Total other assets	2,503,543	2,137,332
Total assets	$6,939,823	$6,382,869

Current liabilities:
Current portion of long-term debt	$15,102	$10,000
Accounts payable	452,848	451,806
Deferred revenue	106,425	95,230
Accrued expenses and other current liabilities	349,435	397,157
Current portion of closure, post-closure and remedial liabilities	29,179	26,914
Current portion of operating lease liabilities	64,534	56,430
Total current liabilities	1,017,523	1,037,537
Other liabilities:
Closure and post-closure liabilities, less current portion	105,493	105,044
Remedial liabilities, less current portion	94,686	97,885
Long-term debt, less current portion	2,778,624	2,291,717
Operating lease liabilities, less current portion	145,544	131,743
Deferred tax liabilities	361,223	353,107
Other long-term liabilities	125,393	118,330
Total other liabilities	3,610,963	3,097,826
Total stockholders’ equity, net	2,311,337	2,247,506
Total liabilities and stockholders’ equity	$6,939,823	$6,382,869
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$69,832	$72,401
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	95,065	84,758
Allowance for doubtful accounts	1,728	1,398
Amortization of deferred financing costs and debt discount	1,329	1,354
Accretion of environmental liabilities	3,217	3,407
Changes in environmental liability estimates	917	683
Deferred income taxes	(88)	(363)
Other expense (income), net	1,141	(116)
Stock-based compensation	6,338	6,018
Loss on early extinguishment of debt	—	2,362
Environmental expenditures	(4,729)	(8,348)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(44,383)	(5,030)
Inventories and supplies	(13,572)	2,758
Other current and non-current assets	(25,918)	(17,328)
Accounts payable	(17,358)	(21,801)
Other current and long-term liabilities	(54,970)	(94,145)
Net cash from operating activities	18,549	28,008
Cash flows used in investing activities:
Additions to property, plant and equipment	(137,913)	(81,686)
Proceeds from sale and disposal of fixed assets	1,008	1,855
Acquisitions, net of cash acquired	(475,306)	(108,533)
Proceeds from sale of business, net of transaction costs	750	—
Additions to intangible assets including costs to obtain or renew permits	(534)	(333)
Purchases of available-for-sale securities	(31,228)	(39,037)
Proceeds from sale of available-for-sale securities	33,350	29,800
Net cash used in investing activities	(609,873)	(197,934)
Cash flows from (used in) financing activities:
Change in uncashed checks	7,778	164
Tax payments related to withholdings on vested restricted stock	(3,052)	(3,351)
Repurchases of common stock	(5,000)	(3,000)
Deferred financing costs paid	(4,641)	(6,094)
Payments on finance leases	(4,665)	(3,689)
Principal payments on debt	(3,776)	(616,475)
Proceeds from issuance of debt, net of discount	499,375	500,000
Borrowing from revolving credit facility	—	114,000
Net cash from (used in) financing activities	486,019	(18,445)
Effect of exchange rate change on cash	(1,568)	75
Decrease in cash and cash equivalents	(106,873)	(188,296)
Cash and cash equivalents, beginning of period	444,698	492,603
Cash and cash equivalents, end of period	$337,825	$304,307

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$51,243	$34,878
Income taxes paid, net of refunds	8,020	37,141
Non-cash investing activities:
Property, plant and equipment accrued	28,266	27,533
ROU assets obtained in exchange for operating lease liabilities	23,101	10,203
ROU assets obtained in exchange for finance lease liabilities	14,519	5,153

Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	March 31, 2024			March 31, 2023
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,161,279	$11,231	$1,172,510	$1,060,982	$9,759	$1,070,741
Safety-Kleen Sustainability Solutions	215,314	(11,231)	204,083	246,298	(9,759)	236,539
Corporate Items	102	—	102	107	—	107
Total	$1,376,695	$—	$1,376,695	$1,307,387	$—	$1,307,387

	Three Months Ended
Adjusted EBITDA	March 31, 2024	March 31, 2023
Environmental Services	$264,475	$228,345
Safety-Kleen Sustainability Solutions	29,700	41,463
Corporate Items	(64,080)	(54,670)
Total	$230,095	$215,138

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com